                                                                    EXHIBIT 10.5



                               THIRD AMENDMENT TO
                 AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

         THIS THIRD AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this "Third Amendment") is made and entered into as of March 4, 2003 (the "Third Amendment Date") by and among AMSURG CORP., a Tennessee corporation (the "Borrower"), the several banks and other financial institutions from time to time party hereto (the "Lenders"), and SUNTRUST BANK, in its capacity as Administrative Agent for the Lenders (the "Administrative Agent").

                                    RECITALS:

         1. The Borrower, Administrative Agent and certain lenders entered into that certain Amended and Restated Revolving Agreement dated May 5, 2000, as amended by that certain First Amendment to Amended and Restated Revolving Agreement dated June 22, 2001 and as further amended by that certain Second Amendment to Amended and Restated Revolving Agreement dated February 5, 2003 (as amended, the "Agreement").

         2. The Borrower desires that the credit facility established under the Agreement be extended and as a result, certain lenders to the Agreement may no longer be a party thereto and additional lenders may be involved in the extended credit facility.

         3. Subject to the terms and conditions of this Amendment, the Lenders severally, to the extent of their respective Commitments, are willing to extend the credit facilities to Borrower under the Agreement.

         4. The Borrower, Administrative Agent and the Lenders desire to amend the Agreement as provided herein.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the Borrower, the Lenders and the Administrative Agent agree as follows:

         1. Capitalized terms used herein, but not expressly defined herein, shall have the meaning given to such terms in the Agreement. In addition thereto, henceforth, the terms "Third Amendment" and "Third Amendment Date" as defined hereinabove in the preamble hereto, shall be deemed incorporated by reference into Section 1.1. of the Agreement in the appropriate alphabetical order, and made a part thereof.

         2. The definition of "Applicable Margin" in Section 1.1 of the Agreement is hereby amended and restated as follows:

                  "APPLICABLE MARGIN" shall mean with respect to the Letter of Credit Fee and all Revolving Loans outstanding on any date, the number of basis points per annum determined by reference to the applicable Leverage Ratio in effect on such date in accordance with the table set forth below, provided, that a change in the Applicable Margin resulting from a change in the Leverage Ratio shall be effective on the second Business Day after which the Borrower is required to deliver the financial statements required by Section 5.1 (a) or (b) and the compliance certificate required by Section 5.1 (c); provided further, that if at any time the Borrower shall have failed to deliver such financial statements and such certificate, the Applicable Margin shall be at Level 4 until such time as such financial statements and certificate are delivered, at which time the Applicable Margin shall be determined as provided above.

                           Level 1             Level 2              Level 3             Level 4
                        --------------    -----------------    -----------------    ---------------
Leverage Ratio          Less than l.0x     Greater than or      Greater than or     Greater than or
                                          equal to l.0x and    equal to 1.5x and     equal to 2. Ox
                                           Less than 1.5x       Less than 2.0x
                        --------------    -----------------    -----------------    ---------------
Applicable                   150                 175                  200                 225
Margin for               basis points       basis points         basis points        basis points
Eurodollar Loans
and Letter of
Credit Fee
                        --------------    -----------------    -----------------    ---------------
Applicable                    50                  75                  100                 125
Margin for Base          basis points       basis points         basis points        basis points
Rate Loans
                        --------------    -----------------    -----------------    ---------------
Commitment Fee                50.0                50.0                 50.0                50.0
                         basis points       basis points         basis points        basis points
                        --------------    -----------------    -----------------    ---------------


         3. The definition of "Arranger" in Section 1.1 of the Agreement is hereby amended and restated as follows:

                  "ARRANGER" shall mean SunTrust Robinson Humphrey, a division of SunTrust Capital Markets, Inc.

         4.       The definition of "Assignment and Security Agreement" in
Section 1.1 of the Agreement is hereby amended and restated as follows:

                  "ASSIGNMENT AND SECURITY AGREEMENT" shall mean that certain Assignment and Security Agreement, substantially in the form of Exhibit E attached hereto, whereby Borrower (a) assigns to Administrative Agent on behalf of Lenders any and all documents executed in connection with all Intercompany Loans and Third Party Notes (except as may be excluded pursuant to Section 5.11 herein), including without limitation any notes, loan agreements, security agreements, guaranties, and financing statements, and (b) pledges to Administrative Agent on behalf of Lenders any and all collateral pledged in connection therewith. Borrower hereby grants Lenders or any of them permission to file any applicable financing statements.

         5. The definition of "Maturity Date" in Section 1.1 of the Agreement is hereby amended and restated as follows:

                  "Maturity Date" shall mean the earliest of (i) March 4, 2008,
         (ii) the date on which the Revolving Commitments are terminated pursuant to Section 2.6. and (iii) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable.

         6. The definition of "Permitted Investments" in Section 1.1 of the Agreement is hereby amended by deleting the word "and" at the end of subsection (iv), by substituting the punctuation "." at the end of subsection
(v) with "; and" and by adding the following subsection immediately after subsection (v):

                  (vi) funds held in the grantor trust properly established by Borrower (which shall be subject to the claims of Lenders and general creditors of Borrower) for the non-qualified deferred compensation plan adopted by Borrower entitled the AmSurg Supplemental Executive Retirement Savings Plan (the "Rabbi Trust"), provided that the funds in the Rabbi Trust must be invested solely in any one or more of the Permitted Investments described in clauses (i) through (v) above.

         7. The definition of "Revolving Commitment" in Section 1.1 of the Agreement is hereby amended and restated as follows:

                  "Revolving Commitment" shall mean, with respect to each Lender, the obligation of such Lender to make Revolving Loans to the Borrower and to participate in Letters of Credit in an aggregate principal amount not exceeding the amount set forth with respect to such Lender on Schedule 1.1 (attached to the Third Amendment of this Agreement and as may hereinafter be amended or supplemented from time to time), or in the case of a Person becoming a Lender after the Third Amendment Date, the amount of the assigned "Revolving Commitment", as provided in the Assignment and Acceptance Agreement executed by such Person as an assignee, as the same may be changed pursuant to terms hereof.

         8. Section 2.9(b) entitled "Mandatory Prepayments" of the Agreement is hereby amended and restated in its entirety as follows:

                  (b) Mandatory Prepayments. The Borrower shall be required to make mandatory principal prepayments of the Revolving Loans in an amount equal to (i) 100% of the net cash proceeds in excess of $1,000,000 received by the Borrower and any of its Subsidiaries from any sale or other disposition by the Borrower and any of its Subsidiaries of any assets, and (ii) 100% of net cash proceeds received from the issuance, sale, or disposition of the Borrower's capital stock (common, preferred, or special), converted into or exchanged for capital stock, and any rights, options, warrants, and similar instruments, any equity offering or debt issuance. In addition to the mandatory principal payments of

         Revolving Loans from the sale of assets as described above, the Aggregate Revolving Commitments shall be permanently reduced, on a pro rata basis, by an amount equal to 50% of the net proceeds received by the Borrower and any of its Subsidiaries from any sale or other disposition by the Borrower and any of its Subsidiaries of any assets that exceeds $15,000,000.00.

         9. Section 5.11 entitled "Intercompany Loans and Third Party Notes" of the Agreement is hereby amended and restated in its entirety as follows:

                  SECTION 5.11 INTERCOMPANY LOANS AND THIRD PARTY NOTES. Within fifteen (15) days after receipt of the same, the Borrower shall deliver to the Administrative Agent on behalf of all Lenders appropriate Assignment and Security Agreements, together with all notes, loan agreements, security agreements, guaranties, and financing statements evidenced thereby, obtained by the Borrower in connection with any Intercompany Loans and Third Party Notes made and/or received by Borrower at any time after the Closing Date; provided, however, that promissory notes dated after the Third Amendment Date (a) evidencing Intercompany Loans in an amount of less than $200,000.00 shall be excluded from such delivery and assignment subject to a maximum exclusion of $3,000,000.00 in the aggregate of such Intercompany Loans and (b) evidencing Third Party Notes in an amount of less than $100,000.00 shall be excluded from such delivery and assignment subject to a maximum exclusion of $1,000,000.00 in the aggregate of such Third Party Notes.

         10. Article VI of the Agreement shall be amended and restated in its entirety as follows:

                                   ARTICLE VI.

                               FINANCIAL COVENANTS

                  The Borrower covenants and agrees that so long as any Lender has a Commitment hereunder or the principal of or interest on or any Loan remains unpaid or any fee or any LC Disbursement remains unpaid or any Letter of Credit remains outstanding:

                  SECTION 6.1 LEVERAGE RATIO. The Borrower, on a consolidated basis and as calculated at the end of each calendar quarter, shall maintain, a Leverage Ratio of not greater than 2.50:1.0.

                  SECTION 6.2 CONSOLIDATED TOTAL FUNDED DEBT TO CAPITALIZATION RATIO. The Borrower shall maintain, on a consolidated basis and as calculated as of the end of each calendar quarter, a ratio of Consolidated Total Funded Debt to Capitalization not to exceed 0.45 to 1.0.

                  SECTION 6.3 FIXED CHARGE COVERAGE RATIO. The Borrower shall maintain, on a consolidated basis and as calculated at the end of each calendar quarter on a rolling four quarter basis a ratio of (a) the sum of (i) Adjusted

         EBITDA, plus (ii) Consolidated Lease Expense, less (iii) the maintenance portion of Capital Expenditures, less cash taxes paid, to
         (b) the sum of (i) Consolidated Interest Expense, plus (ii) Consolidated Lease Expense, plus (iii) current maturities of long term Indebtedness, plus (iv) ten percent (10%) of the outstanding principal amount of the Revolving Loans, of not less than 1.50 to 1.0.

                  For the purpose of calculating the Fixed Charge Coverage Ratio as set forth above, the Borrower shall calculate the ratio in a manner consistent with the calculation of Adjusted EBITDA, provided that such calculations are done in a manner reasonably calculated to comply with GAAP and the calculations are detailed and measured to the Administrative Agent's reasonable satisfaction.

                  SECTION 6.4 CONSOLIDATED NET WORTH. The Borrower, on a consolidated basis, shall maintain at all times a Consolidated Net Worth, as measured on the last day of each fiscal quarter, of not less than (a) $194,728,000.00 plus (b) fifty percent (50%) of its cumulative positive Consolidated Net Income since December 31, 2002 plus (c) one hundred percent (100%) of the net proceeds received from the issuance, sale, or disposition of the Borrower's capital stock (common, preferred, or special), converted into or exchanged for capital stock, and any rights, options, warrants, and similar instruments from December 31, 2002 to any date of determination less (d) up to $25,000,000.00 for permitted treasury stock purchases, if applicable, from December 31, 2002 to any date of determination.

         11. Section 7.1(e) of the Agreement shall be amended and restated in its entirety as follows:

                  (e) Indebtedness that does not exceed $15,000,000 in the aggregate, inclusive of all amounts referenced in Section 7.1(b) above, but specifically excluding all Indebtedness arising under the Loan Documents.

         12. Section 7.13 entitled "Acquisitions" of the Agreement shall be amended and restated in its entirety as follows:

         SECTION 7.13      ACQUISITIONS.

                  (a) Without the prior written consent of the Required Lenders, the Borrower may not make any Acquisition unless such Acquisition satisfies all of the following conditions:

                           (i) the total consideration (including cash, stock, personal property, debt assumed, and other Property) exchanged for such Acquisition does not exceed $10,000,000;

                           (ii) the ratio of: total consideration (including cash, stock, personal property, and other Property) exchanged for such Acquisition to annual pre-tax income after GAAP adjustments less minority interest as reflected on the Acquisition Pro-Forma does not exceed 6.5 to 1.0;

                           (iii) the aggregate number of Acquisitions, in a rolling twelve (12) month period does not exceed twelve (12); provided, however that if the sum of the aggregate Revolving Credit Exposure of all Lenders plus the pro forma cost of any proposed Acquisition is less than $50,000,000.00, the limitations set forth in this Section 7.13(a)(iii) shall not apply;

                           (iv) at least five (5) Business Days before such Acquisition, the Borrower delivers to Administrative Agent and Lenders the Acquisition Informational Package; and

                           (v) simultaneously with the Acquisition, the Borrower shall deliver to Administrative Agent the documentation and agreements required by Section 5.10 herein.

                  (b) The Borrower may not make an Acquisition that does not comply with subsection (a) hereof unless the Borrower obtains the prior approval in writing of the Required Lenders as evidenced by an Acquisition Approval Letter and satisfaction of the following conditions:

                           (i) at least fifteen (15) Business Days prior to the proposed Acquisition the Borrower delivers to Administrative Agent and Lenders the Acquisition Informational Package (it being understood that the Lenders shall use reasonable efforts to notify the Borrower within ten (10) Business Days after receipt of the Acquisition Informational Package of their decision to approve or disapprove the proposed Acquisition); and

                           (ii)     if the Required Lenders approve the
                  Acquisition, then simultaneously with the Acquisition, the Borrower shall deliver to Administrative Agent the documentation and agreements required by Section 5.10 herein.

         13. Section 10.1 entitled "Notices" of the Agreement, shall be amended by replacing "SunTrust Equitable Securities" with "SunTrust Robinson Humphrey" at the same address but to the attention of Syndicated Finance.

         14. Effect and Effective Date of Amendments. The effective date of the amendments to the Agreement set forth hereinabove shall be the Third Amendment Date. Except as set forth expressly herein, all terms of the Agreement shall remain unchanged. It is intended by the Parties that this Third Amendment shall not constitute a novation of the Agreement.

         15. Restatement of Representations and Warranties. To induce all other parties to enter into this Third Amendment (A) each party hereby restates and renews each and every representation and warranty heretofore made by it under, or in connection with, the execution and delivery of, the Agreement; (B) each party hereby restates, ratifies and reaffirms each and every term and condition set forth in the Agreement, as amended hereby, and in the Security Documents, as amended hereby, effective as of the date hereof; and (C) each party hereby certifies that no Default or Event of Default has occurred and is continuing (after giving effect to this Third Amendment).

         16. Conditions Precedent. The following shall constitute express conditions precedent to any obligations of the Lenders hereunder becoming effective:

                  (a) the Administrative Agent shall have received a fully executed, original of this Third Amendment;

                  (b) each Lender whose Revolving Commitment is being altered as a result of this Third Amendment shall have received an Amended and Restated Revolving Credit Note executed by Borrower in conformity herewith, in exchange for such Lender's existing Revolving Credit Note;

                  (c) each Lender issuing a new Revolving Commitment shall have received a Revolving Credit Note executed by Borrower in a form acceptable to Lender;

                  (d) each Lender not a party to this Third Amendment shall have delivered to Borrower and Administrative Agent a payoff letter and Assignment and Acceptance setting forth the amount owed such Lender by Borrower and such other documentation as Administrative Agent may request;

                  (e) the secretary or assistant secretary of the Borrower shall have executed and delivered to the Administrative Agent a certificate, in form satisfactory to the Administrative Agent, confirming corporate authority and officer incumbency in respect of the execution of this Third Amendment and the new Revolving Credit Notes or Amended and Restated Revolving Credit Notes described above;

                  (f) legal counsel to the Borrower shall have issued its opinion in respect of the foregoing, in a form satisfactory to the Administrative Agent;

                  (g) the Administrative Agent shall have received and approved the unaudited consolidated financial statements of Borrower and its Subsidiaries for the fiscal year ended 2002, including balance sheets, income and cash flow statements which have been prepared in conformity with GAAP and such other financial information as the Administrative Agent may request;

                  (h) there shall not have occurred a material adverse change since the date of the most recently filed public filing made with the Securities and Exchange Commission, in the business, assets, liabilities (actual or contingent), operations, conditions (financial or otherwise) or prospects of Borrower and its Subsidiaries taken as a whole or in the facts and information regarding such entities as represented to date;

                  (i) there exists no Default or Event of Default under the Agreement, Security Documents or any related documentation or instruments;

                  (j) the Administrative Agent shall have received certified copies of the articles of incorporation or other charter documents of the Borrower, together with certificates of good standing or existence, as may be available from the Secretary of State of the jurisdiction of incorporation of the Borrower and each other jurisdiction where the Borrower is required to be qualified to do business as a foreign corporation;

                  (k) the Administrative Agent shall have received certified copies of all required consents, approvals, authorizations, registrations, and filings required to be made or obtained by the Borrower and all Loan Parties in connection with this Agreement;

                  (1) the Administrative Agent shall have received duly executed Notices of Borrowing, if applicable;

                  (m) receipt by Administrative Agent of all government, shareholder and third-party consents and approvals necessary or desirable in connection with the transactions contemplated hereby in a form acceptable to Administrative Agent;

                  (n) receipt by Administrative Agent of all fees and other amounts due and payable on or prior to the Third Amendment Date, including reimbursement or payment of all out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel to the Administrative Agent and filing fees, recording costs, indebtedness tax and similar expenses) required to be reimbursed or paid by the Borrower hereunder; and

                  (o) receipt of all other documents and information as Administrative Agent may request.

         17. The Borrower agrees that its obligations are valid and binding, enforceable in accordance with their respective terms, subject to no defense, counterclaim, or objection.

         18. This Third Amendment may be executed in any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument and will be effective on the Third Amendment Date upon execution by Borrower, Administrative Agent and the Lenders.



                           [SIGNATURE PAGES TO FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed by their respective authorized officers as of the day and year first above written.


                                             BORROWER:

                                             AMSURG CORP.



                                             By: /s/ Kevin D. Eastridge
                                                 ------------------------------

                                             Title: Vice President, Controller
                                                    --------------------------

                                             SUNTRUST BANK
                                             as Administrative Agent, as
                                             Issuing Bank, and as a Lender



                                             By: /s/ Mark D. Matthew
                                                 ------------------------------

                                             Title: Director
                                                    ---------------------------

                                             BANK OF AMERICA, N.A.
                                             as Syndication Agent and as a
                                             Lender



                                             By: /s/ Elizabeth L. Knox
                                                 ------------------------------

                                             Title:  Senior Vice President
                                                   ----------------------------

                                             NAME OF LENDER:

                                             U.S. BANK, NATIONAL ASSOCIATION,
                                             as a Lender


                                             By: /s/ S.W. Choppin
                                                 ------------------------------

                                             Title:  Senior Vice President
                                                   ----------------------------

                                             NAME OF LENDER:

                                             KEY CORPORATE CAPITAL INC.,
                                             as a Lender


                                             By: /s/ John M. Langenderfer
                                                 ------------------------------

                                             Title:  Senior Vice President
                                                   ----------------------------

                                             NAME OF LENDER:

                                             STANDARD FEDERAL BANK N.A.,
                                             as a Lender


                                             By: /s/ Ralph P. Binggeser
                                                 ------------------------------
                                                     Ralph P. Binggeser

                                             Title:  First Vice President
                                                   ----------------------------

                                  SCHEDULE 1.1

                          REVOLVING COMMITMENT AMOUNTS
                                   OF LENDERS

         LENDER                                            REVOLVING COMMITMENT
         ------                                            --------------------
         SunTrust Bank                                         $25,000,000

         Bank of America, N.A.                                  22,500,000

         US Bank National Association                           20,000,000

         Key Corporate Capital Inc.                             20,000,000

         Standard Federal Bank N.A.                             12,500,000